Exhibit 99.1

Amedisys Previews Strong Third Quarter 2017 Results

Baton Rouge, Louisiana (October 24, 2017)—Amedisys, Inc. (NASDAQ: “AMED”), a leading home health, hospice and personal care company, today announced preliminary financial results for the third quarter ended September 30, 2017. While these preliminary results are subject to completion of the Company’s quarterly financial and accounting procedures, Amedisys credits the strong preliminary results to the execution of our strategy put in place in 2015 by the Company’s leadership team and its more than 17,000 employees nationwide.

On a GAAP basis, Amedisys expects to report third quarter 2017 net service revenues of approximately $380 million and net income attributable to Amedisys, Inc. per diluted share between $0.40 and $0.42. As previously announced, these results were impacted by certain pretax charges, including a reduction of revenues associated with a Florida ZPIC audit and costs associated with our home health closures and restructuring plan. As previously disclosed, upon the completion of the home health restructure plan and the closure and consolidation of care centers, we anticipate annual improvements in earnings before interest, taxes, depreciation and amortization (“EBITDA”) in the range of $7 million to $9 million in 2018. Other less significant items also impacted third quarter operating results. We believe these items, in the aggregate, will have the effect of reducing diluted earnings per common share by $0.13 in the quarter.

For the third quarter of 2016, Amedisys reported, on a GAAP basis, net service revenues of $362 million and net income attributable to Amedisys, Inc. per diluted share of $0.34.

On an adjusted basis, Amedisys expects to report third quarter 2017 net service revenues of approximately $386 million, adjusted EBITDA between $36.0 million and $37.0 million and net income attributable to Amedisys, Inc. per diluted share between $0.54 and $0.56. Both our GAAP and adjusted results include additional costs and volume disruption related to Hurricane Irma. These adjusted results, compared to results generated in the same period in 2016, represent expected year-over-year revenue growth of 7%, EBITDA growth of over 40% and EPS growth of over 50%.

For the third quarter of 2016, Amedisys reported, on an adjusted basis, revenues of $362 million, EBITDA of $25.6 million and net income attributable to Amedisys, Inc. per diluted share of $0.36.

Paul Kusserow, President and Chief Executive Officer of Amedisys, remarked, “We are very pleased with our preliminary third quarter results. Our solid revenue growth, along with our improving cost structure, propelled significant growth in earnings per share compared to a year ago. We have delivered strong results to our shareholders and have hit our efficiency targets that we first laid out in early 2016. As we progress toward the end of the year, I am increasingly encouraged by our revenue growth and the operational results of our business segments and the foundation we are building for 2018 and beyond.”

Kusserow continued, “In particular, I am proud of the efforts of our operators and clinicians in the areas impacted by Hurricane Irma. Even as some of our team experienced their own hardships, they worked diligently to make sure our patients were cared for before, during and after the storm. Their efforts significantly mitigated the potential impact of this disruptive event. I look forward to further discussing our third quarter results during our upcoming conference call.”

The Company plans to issue its earnings release for the quarter after the market closes on Tuesday, November 7th.    The conference call to discuss results is scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Wednesday, November 8th. To participate on the conference call, please call a few minutes before 11:00 a.m. ET to either (877) 524-8416 (Toll free) or (412) 902-1028 (Toll). A replay of the conference call will be available through December 8, 2017. The replay dial in number is (877) 660-6853 (Toll free) or (201) 612-7415 (Toll) and use conference ID #13672018.

A live webcast of the call will be accessible through our website on our Investor Relations section at the following web address: http://investors.amedisys.com.

Information Regarding Preliminary Financial Results

The preliminary estimated financial information contained in this press release for the quarter ended September 30, 2017 reflects management’s estimates based solely upon information available to it as of the date of this press release and is not final. The preliminary estimated financial information presented above has not been reviewed by our independent registered public accounting firm, KPMG LLP. Accordingly, KPMG LLP does not express an opinion on or provide any other form of assurance with respect thereto and assumes no responsibility for this information. The information presented above should not be considered a substitute for full unaudited financial statements for the quarter ended September 30, 2017 once they become available and should not be regarded as a representation by us or our management as to our actual financial results for the quarter ended September 30, 2017. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Non-GAAP Financial Measures

This press release includes reconciliations of the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to non-GAAP financial measures. The non-GAAP financial measures as defined under SEC rules are as follows: (1) adjusted EBITDA, defined as net income attributable to Amedisys, Inc. before provision for income taxes, net interest expense and depreciation and amortization, excluding certain items; (2) adjusted net service revenue, defined as net service revenue excluding certain items; and (3) adjusted net income attributable to Amedisys, Inc. per diluted share, defined as net income attributable to Amedisys, Inc. common stockholders per diluted share excluding certain items. Management believes that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, are useful gauges of our current performance and are also included in internal management reporting. These non-GAAP financial measures should be considered in addition to, and not more meaningful than or as an alternative to the GAAP financial measures presented in this earnings release and the company’s financial statements. Non-GAAP measures as presented herein may not be comparable to similarly titled measures reported by other companies since not all companies calculate these non-GAAP measures consistently.

About Amedisys

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,200 hospitals and 61,900 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With more than 17,000 employees, in 425 care centers in 34 states, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 340,000 patients in need every year. For more information about the Company, please visit: www.amedisys.com.

We use our company website as a channel of distribution for important company information. Important information, including press releases, investor presentations and financial information regarding our company is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications altering them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the healthcare industry, our ability to integrate our personal care segment into our business efficiently, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate, manage and keep our information systems secure, our ability to comply with requirements stipulated in our corporate integrity agreement and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Contact:

Amedisys, Inc.

David Castille

Managing Director, Treasury/Finance

855-259-2046

IR@amedisys.com

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

(Amounts in thousands)

(Unaudited)

Adjusted Net Service Revenue Reconciliation:

For the Three Month Period Ended September 30, 2017
Net service revenue	$380,000
Add:
Certain items (1)	6,506

Adjusted net service revenue (2) (5)	$386,506

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”):

For the Three Month Period Ended September 30, 2017
Net income attributable to Amedisys, Inc.	$13,665 – 14,665
Add:
Income tax expense	9,364
Interest expense, net	1,291
Depreciation and amortization	4,185
Certain items (1)	7,590
Interest component of certain items (1)	(95)

Adjusted EBITDA (3) (5)	$36,000 – 37,000

Adjusted Net Income Attributable to Amedisys, Inc. per Diluted Share:

For the Three Month Period Ended September 30, 2017
Net income attributable to Amedisys, Inc. common stockholders per diluted share	$0.40 – $0.42
Add:
Certain items (1)	0.13

Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share (4) (5)	$0.54 – $0.56

(1)	The following details the certain items for the three month period ended September 30, 2017:

Certain Items:

For the Three Month Period Ended September 30, 2017
(Income) Expense
Certain Items Impacting Net Service Revenue:
Florida ZPIC Audit	$6,506
Certain Items Impacting Operating Expenses:
Legal fees—non-routine	176
Exit and restructuring activity	1,670
Certain Items Impacting Total Other Income (Expense):
Legal settlements	(647)
Miscellaneous, other (income) expense, net	(115)

Total	$7,590

Net of tax	$4,592

Diluted EPS	$0.13

(2)	Adjusted net service revenue is defined as net service revenue plus certain items as described in footnote 1.
(3)	Adjusted EBITDA is defined as net income attributable to Amedisys, Inc. before provision for income taxes, net interest expense and depreciation and amortization, excluding certain items as described in footnote 1.
(4)	Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted income per share calculated in accordance with GAAP excluding the earnings per share effect of certain items as described in footnote 1.
(5)	Adjusted net service revenue, adjusted EBITDA and adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes or other measure calculated in accordance with GAAP. These calculations may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate these non-GAAP financial measures in the same manner.